UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2013

BARNES GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-4801	06-0247840
(Commission File Number)	(I.R.S. Employer Identification No.)

123 Main Street, Bristol, Connecticut	06010
(Address of principal executive offices)	(Zip Code)

(860) 583-7070
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.            Entry into a Material Definitive Agreement.

On February 22, 2013, Barnes Group Inc. (the “Company”) and MSC Industrial Direct Co., Inc. (“MSC”) entered into an Asset Purchase Agreement (“APA”) pursuant to which MSC will acquire the Company's North American distribution business (the “BDNA Business”). The BDNA Business, which represents most of the Company’s Distribution reporting segment, provides inventory management services and customized supply chain solutions for maintenance, repair and operating supplies principally in the United States and Canada. The BDNA Business is headquartered in Cleveland, Ohio and operates distribution centers in the United States and Canada.

The APA provides that MSC will pay the Company as consideration for the acquisition of the BDNA Business $550 million. The APA is subject to a customary working capital adjustment and also provides that if the adjusted EBITDA (as defined in the APA) derived from the audited financial statements of the BDNA Business for the year ending December 31, 2012 is less than $36,000,000 (i) the purchase price at closing is subject to a downward adjustment equal to 15x the shortfall and (ii) the purchase price may be subject to a further downward adjustment based on 1x any additional shortfall determined during the 60 days after the closing which was not identified before the closing, each such adjustment as set forth in the APA. The APA provides that the transaction is subject to the expiration or termination of the mandatory U.S. regulatory antitrust waiting periods and the Company makes customary detailed representations, warranties, covenants and indemnities relating to the BDNA Business. These representations and warranties include, among others, warranties related to corporate matters, the financial condition and historical results of the BDNA Business, the assignment to MSC of intellectual property rights necessary for MSC to conduct the BDNA Business, the absence of significant undisclosed legal disputes which might affect the BDNA Business, compliance with laws, and the absence of any event, circumstance, development or occurrence which has a “Material Adverse Effect” (as defined in the APA) or notices from customers or suppliers that could impact the BDNA Business.

In addition to U.S. antitrust clearance, other conditions in the APA to the consummation of the transaction include (i) the absence of a Material Adverse Effect, (ii) the representations and warranties being true and correct other than as would not reasonably be expected to result in a Material Adverse Effect, (iii) delivery of the audited financial statements of the BDNA Business described above, (iv) that certain environmental phase I reports on the real property used by the BDNA Business and conducted within 30 days of signing do not show environmental issues that would reasonably be expected to result in damages in excess of $25,000,000, and (v) that the adjusted EBITDA is not less than $32,666,667.

The APA further provides that if MSC fails to satisfy the Company’s conditions to closing, does not pay the consideration or provide the other deliverables required of it at closing, the Company may, among other possible remedies, elect to terminate the APA and require MSC to pay the Company a fee equal to 5% of the purchase price.

A copy of the APA is attached to this Report as Exhibit 2.1.

Item 9.01.                        Financial Statements and Exhibits.

      (d)                                  Exhibits:

2.1*	Asset Purchase Agreement, dated February 22, 2013, between the Company and MSC Industrial Direct Co., Inc.

* The Company hereby agrees to provide the Commission, upon request, copies of any omitted exhibits or schedules to this exhibit required by Item 601(b)(2) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 27, 2013	BARNES GROUP INC.
(Registrant)

	By:	/s/ CHRISTOPHER J. STEPHENS, JR.
Christopher J. Stephens, Jr.
Senior Vice President, Finance and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document Description

2.1*	Asset Purchase Agreement, dated February 22, 2013, between the Company and MSC Industrial Direct Co., Inc.

* The Company hereby agrees to provide the Commission, upon request, copies of any omitted exhibits or schedules to this exhibit required by Item 601(b)(2) of Regulation S-K.